                                                                  EXHIBIT 10.5

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is entered into as of ______________, 2001, between UtiliCorp United Inc., a Delaware corporation ("UTILICORP"), and Aquila, Inc., a Delaware corporation ("AQUILA").

     WHEREAS, UtiliCorp and Aquila have entered into the Master Separation Agreement, pursuant to which UtiliCorp and Aquila have agreed to take certain actions to effect the Separation; and

     WHEREAS, in furtherance of the transactions contemplated by the Master Separation Agreement, UtiliCorp and Aquila have agreed to enter into this Agreement to provide UtiliCorp with registration rights with respect to the Shares;

     NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Separation Agreement. In this Agreement, the following capitalized terms shall have the following meanings:

"COVERED PERSONS" means, in any registration of Shares hereunder, each of the Selling Holders, each of their respective directors and officers, each Person who participates as a underwriter in the offering or sale of such Shares, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act.

"DEMAND REGISTRATION" means a registration of Shares under Article II of this Agreement.

"EFFECTIVE DATE" means the date that UtiliCorp provides to Aquila written notice that it no longer intends to proceed with or complete the Distribution.

"HOLDERS" means, collectively, UtiliCorp and any Permitted Transferee.

"MASTER SEPARATION AGREEMENT" means that certain Master Separation Agreement, dated _____________, 2001, between UtiliCorp and Aquila.

"PERMITTED TRANSFEREES" means any transferee, whether direct or indirect, of Shares so designated by UtiliCorp (or a subsequent Holder) in a written notice to Aquila as provided for in Section 8.7, provided that such transferee either
(a) at the time of such transfer, is an affiliate of UtiliCorp within the meaning of Rule 501 under the Securities Act or any successor provision, or (b) after giving effect to such transfer, will be the holder of at least 10% of the Shares.


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

"PIGGYBACK REGISTRATION" means a registration of Shares under Article III of this Agreement.

"REGISTRATION EXPENSES" means all expenses incident to Aquila's performance of or compliance with the registration requirements set forth in this Agreement, including the following: (a) all registration and filing fees; (b) the fees, disbursements and expenses of Aquila's counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act;
(c) all expenses in connection with the preparation, printing, and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto, and the mailing and delivering of copies thereof to the underwriters and dealers and, if applicable, directly to security holders; (d) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale, or delivery of the Shares to be disposed of; (e) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (f) the filing fees incident to securing any required review by the NYSE and any other securities exchange on which the Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange; (g) the costs of preparing stock certificates; (h) the costs and charges of Aquila's transfer agent and registrar; and (i) the fees and disbursements of any custodians, solicitation agents, information agents, and/or exchange agents. Registration Expenses shall not include underwriting fees, discounts, and selling commissions allocable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders.

"REQUEST NOTICE" means the written notice of any Holder requesting that Aquila effect the registration under the Securities Act, of any or all of the Shares held by such Holder, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include, without limitation, a Shelf Registration).

"SELLING HOLDERS" means, collectively, the Holders of the Shares proposed to be included in any registration under this Agreement.

"SHARES" means those shares of Common Stock that UtiliCorp holds immediately following the IPO and continues to hold as of the Effective Date, and shall include any securities issued or issuable with respect to such shares by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization, or upon the exercise, conversion or exchange of any other securities (including warrants, rights, and options) so held.

"SHELF REGISTRATION" means a registration of Shares under a registration statement pursuant to Rule 415 of the Securities Act (or any successor rule).


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

                                   ARTICLE II

                               DEMAND REGISTRATION

     Section 2.1. NOTICE. Upon delivery of a Request Notice, Aquila will promptly give written notice of the proposed registration to all other Holders and will use its best efforts to effect (at the earliest practicable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by Aquila within 15 days after receipt of Aquila's written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such Request Notice; provided, however, that:

          (a) Aquila shall not be obligated to effect registration with respect to Shares within 90 days after the effective date of a previous registration, other than a Shelf Registration, effected with respect to Shares pursuant to this Article II;

          (b) if Aquila has received a Request Notice, and Aquila furnishes to the requesting Holders a copy of a resolution of Aquila's Board of Directors certified by the Secretary of Aquila stating that in the good faith judgment of Aquila's Board of Directors it would not be in the best interest of Aquila's stockholders for a registration statement in respect of the requested Demand Registration (i) to be filed on or before the date such filing would otherwise be required hereunder or (ii) to become effective because, in either case, (A) such action would materially interfere with an existing proposal or plan by Aquila to engage in a material acquisition, merger, consolidation, tender offer, other business combination, reorganization, securities offering, or other material transaction, (B) such action would require premature disclosure of material information that Aquila has a bona fide business purposes for preserving as confidential, or (C) Aquila is unable to comply with the requirements of the Commission, then Aquila shall have the right, but not more than once in any 12-month period with respect to any Request Notice, to delay or postpone the filing or effectiveness of such registration statement for up to 90 days; and

          (c) any Demand Registration requested hereunder shall request the registration of Shares representing at least 5% of the then-outstanding shares of the Common Stock, based on the number of such shares outstanding as reported by Aquila in its most recent annual or quarterly report filed with the Commission under the Exchange Act.

     Section 2.2. MAXIMUM NUMBER OF DEMAND REGISTRATIONS. Aquila shall be obligated to effect only five Demand Registrations pursuant to this Article II.

     Section 2.3. REGISTRATION EXPENSES. Aquila shall pay all Registration Expenses for any Demand Registration (including any Demand Registration that is delayed or withdrawn).

     Section 2.4. SELECTION OF PROFESSIONALS. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided, however, that if such Holders select an investment banker or manager that was not one of the lead managers of the IPO, such investment banker(s) or manager(s) shall not administer such offering if Aquila reasonably objects thereto. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the financial printer, the solicitation and/or exchange agent (if any), and one counsel for the Selling Holders. Aquila shall select its own


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

outside counsel and independent auditors. Aquila also shall be entitled to designate any broker or other agent through whom the Holders shall sell into the public market any Shares pursuant to a Shelf Registration that is not an underwritten offering.

     Section 2.5. THIRD PERSON SHARES. Aquila shall have the right to cause the registration of securities for sale for the account of any Person (including Aquila) other than the Selling Holders in any Demand Registration under this
Article II, so long as such securities are disposed of in accordance with the intended method or methods of disposition requested pursuant to this Article II, and so long as the number of Shares held by the Selling Holders and included in the Demand Registration is not reduced thereby.

     Section 2.6. PERMITTED TRANSFEREES. Any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions herein applicable to Holders. Any notice designating Permitted Transferees shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders. In the event of a transfer of any of the Shares to a transferee that is not a Permitted Transferee, the Shares so transferred shall no longer be subject to this Agreement.

     Section 2.7. SHELF REGISTRATION. With respect to any Demand Registration, the requesting Holders may request Aquila to effect a registration of the Shares as a Shelf Registration.

     Section 2.8. FILING FORM. Aquila shall use its best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if Aquila is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on Form S-1 (or any successor form). Aquila shall use its best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its best efforts to remain so eligible.

     Section 2.9. OTHER REGISTRATION RIGHTS. Aquila shall not grant to any Person the right to request or require Aquila to register any equity securities of Aquila, or any securities convertible or exchangeable into or exercisable for such securities, without UtiliCorp's prior written consent.

                                   ARTICLE III

                             PIGGYBACK REGISTRATION

     Section 3.1. NOTICE AND REGISTRATION. If Aquila proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by Aquila or any other Person), on a form and in a manner which would permit registration of the Shares for sale to the public under the Securities Act, it will give prompt written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to Aquila within 15 days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), Aquila will use its best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which Aquila has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit


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the disposition (in accordance with the same method of disposition as Aquila proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:

          (a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, Aquila shall determine for any reason not to register such other securities, Aquila may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders' written request described above in this Section 3.1, the Holders) and thereupon Aquila shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Article II) that such registration be effected as a Demand Registration under Article II;

          (b) Aquila shall not be required to effect any registration of the Shares under this Article III incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans, or stock option or other employee benefit plans of Aquila; and

          (c) if a Piggyback Registration is an underwritten registration and the managing underwriters advise Aquila in writing that (in their good faith opinion) the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock, Aquila may exclude securities (including up to 50% of the Shares requested to be included in such registration by the Selling Holders) from the registration, and the number of securities that may be included in the registration shall be allocated, first to Aquila, and second, to each of the Selling Holders on a pro rata basis based on the total number of Shares then held by each Selling Holder; provided, however, that Aquila's right to exclude Shares of the Selling Holders from the registration as described above shall be restricted so that (i) the number of Shares included in any such registration is not reduced below 50% of the aggregate number of Shares for which inclusion has been requested; and (ii) all securities that are not Shares and are held by any other Person, including, without limitation, any employee, officer or director of Aquila (or any Subsidiary of Aquila), shall first be excluded from such registration before any Shares of the Selling Holders are so excluded. No Piggyback Registration under this Article III shall relieve Aquila of its obligation to effect a Demand Registration under Article II.

     Section 3.2. SELECTION OF PROFESSIONALS. If any Piggyback Registration is an underwritten offering and any of the investment banker(s) or manager(s) selected to administer the offering was not one of the lead managers of the IPO, such investment banker(s) or manager(s) shall not administer such offering if the Holders of a majority of the Shares included in such Piggyback Registration reasonably object thereto. The Holders of a majority of the Shares included in any Piggyback Registration shall have the right to select one counsel for the Selling Holders. Aquila shall select its own outside counsel and independent auditors.

     Section 3.3. REGISTRATION EXPENSES. Aquila shall pay all Registration Expenses for any Piggyback Registration (including any Piggyback Registration that is delayed or withdrawn).


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

                                   ARTICLE IV

                             REGISTRATION PROCEDURES

     Section 4.1. REGISTRATION AND QUALIFICATION. If and whenever Aquila is required to use its best efforts to effect the registration of any of the Shares under the Securities Act as provided in Articles II and III, including an offering pursuant to a Shelf Registration, Aquila will as promptly as is practicable:

          (a) prepare and file with the Commission a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplement thereto, Aquila shall furnish to the counsel selected by the Holders of a majority of the Shares covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

          (b) except in the case of a Shelf Registration, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares subject thereto until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of nine months after such registration statement becomes effective;

          (c) in the case of a Shelf Registration, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares subject thereto for a period ending on the earlier of (i) 18 months after the effective date of such registration statement and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement;

          (d) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

          (e) use its best efforts to register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that Aquila shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where


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

it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (f) (i) furnish to the Selling Holders, addressed to them, an opinion of counsel for Aquila and (ii) use its best efforts to furnish to the Selling Holders, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified Aquila's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the Selling Holders;

          (g) immediately notify the Selling Holders, at any time when a prospectus relating to a registration pursuant to Article II or III is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (h) permit any Selling Holder which Selling Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of Aquila, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to Aquila in writing, which in the reasonable judgment of such Holder and its counsel should be included;

          (i) to make available members of management of Aquila, as selected by the Holders of a majority of the Shares included in such registration, for assistance in the selling effort relating to the Shares covered by such registration, including, but not limited to, the participation of such members of Aquila's management in road show presentations;

          (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use it best efforts promptly to obtain the withdrawal of such order; and

          (k) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the Selling Holders thereof to consummate the disposition of such Shares.


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

     Aquila may require the Selling Holders to furnish Aquila with such information regarding the Selling Holders and the distribution of such Shares as Aquila may from time to time reasonably request in writing and as shall be required by law, the Commission, or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

     Section 4.2. UNDERWRITING. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under Article III which involves, in whole or in part, an underwritten offering), Aquila will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Aquila and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Article VI and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in
Section 4.1(f). Aquila may require that the Shares requested to be registered pursuant to Article III be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to Aquila or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to Aquila or the underwriters with respect thereto, except as otherwise provided in Article VI hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, Aquila to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

     Section 4.3. BLACKOUT PERIODS FOR SHELF REGISTRATIONS.

          (a)  At any time when a Shelf Registration effected pursuant to
Article II relating to the Shares is effective, upon receipt from Aquila of a copy of a resolution of Aquila's Board of Directors certified by Aquila's Secretary stating that in the good faith judgment of the Board of Directors of Aquila the Selling Shareholders' sale of the Shares pursuant to the Shelf Registration would not be in the best interest of Aquila's stockholders because
(i) such action would materially interfere with an existing proposal or plan by Aquila to engage in a material acquisition, merger, consolidation, tender offer, other business combination, reorganization, securities offering, or other material transaction, or (ii) such action would require premature disclosure of material information that Aquila has a bona fide business purposes for preserving as confidential, which would have a material adverse effect on Aquila, the Selling Holders shall suspend sales of the Shares pursuant to such Shelf Registration until the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material (as determined by the Aquila Board of Directors in good faith), (y) 90 days after the Board of Directors of Aquila makes such good faith determination or (z) such time as Aquila notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed; provided that Aquila may not impose such a suspension more than once in any 12-month period.

          (b) If there is such a suspension and the Selling Holders do not notify Aquila in writing of their desire to cancel such Shelf Registration, the period set forth in Section 4.1(c)(i) shall be extended for a number of days equal to the number of days in the suspension period.


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

     Section 4.4. LISTING. In connection with the registration of any offering of the Shares pursuant to this Agreement, Aquila agrees to use its best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed or otherwise facilitate the public trading of such Shares.

     Section 4.5. HOLDBACK AGREEMENTS.

          (a) Aquila shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

          (b) If the Holders of Shares notify Aquila in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Article II hereof, Aquila shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the date such notice is received, except pursuant to registrations an Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

          (c) If Aquila completes an underwritten registration with respect to any of its securities (whether offered for sale by Aquila or any other Person) on a form and in a manner that would have permitted registration of the Shares and no Holder requested the inclusion of any Shares in such registration, the Holders shall not effect any public sales or distributions of equity securities of Aquila, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from Aquila by any underwriters in connection with such previous registration, but in no event more than 90 days from the effective date of such registration.

                                    ARTICLE V

                      PREPARATION; REASONABLE INVESTIGATION

     In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, Aquila will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, access to its financial and other records, pertinent corporate documents, and properties and such opportunities to discuss the business of Aquila with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


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

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1. BY AQUILA. In the event of any registration of Shares hereunder, Aquila will enter into customary indemnification arrangements to indemnify and hold harmless each of the Covered Persons against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Aquila will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, damage liability, action or proceeding; provided, however, that Aquila shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Aquila by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders.

     Section 6.2. BY THE SELLING HOLDERS. Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) Aquila, its directors and officers, each Person who participates as an underwriter in the offering or sale of such Shares, each officer and director of each underwriter, and each Person, if any, who controls Aquila or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission is contained in written information furnished by such Selling Holder to Aquila specifically for inclusion in such registration statement or prospectus; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Selling Holder and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Aquila or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders.

     Section 6.3. CLAIMS PROCEDURES. Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person's rights to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) unless in such indemnified party's


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reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     Section 6.4. SCOPE. Indemnification similar to that specified in the preceding sections of this Article VI (with appropriate modifications) shall be given by Aquila and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of any Governmental Authority other than the Securities Act.

                                   ARTICLE VII

         EFFECTIVE DATE; BENEFITS AND TERMINATION OF REGISTRATION RIGHTS

     Section 7.1. EFFECTIVE DATE. This Agreement shall become effective upon the Effective Date.

     Section 7.2. BENEFITS; TERMINATION OF REGISTRATION RIGHTS. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares and such securities shall cease to be Shares when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Aquila and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Shares shall have ceased to be outstanding and (e) in the case of Shares held by a Permitted Transferee, when such Shares become eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1. NO INCONSISTENT AGREEMENTS. Aquila shall not on or after the date of this Agreement enter into any agreement with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement. Aquila shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders of Shares to include such Shares in a registration undertaken pursuant to this Agreement.


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

     Section 8.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 8.3. AUTHORITY. Each party hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver, and perform this Agreement, (b) the execution, delivery, and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and
(d) this Agreement is a legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 8.4. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns, and any Permitted Transferees.

     Section 8.5. GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Missouri as to all matters, regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

     Section 8.6. SEVERABILITY. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be amended, and each party agrees to execute and deliver such documents and instruments as are reasonably requested by the other party to evidence such amendment, so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 8.7. NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed effectively given the earlier of (a) when received, (b) when delivered personally, (c) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (d) one Business Day after being deposited with a nationally recognized overnight courier service, or (e) four Business Days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed (x) in the case of either UtiliCorp and Aquila, to the attention of such party's General Counsel at the address of its principal executive office or such other address as such party may request by notifying the other party in writing and (y) in the case of a Holder other than UtiliCorp, at the most current address given by such Holder to Aquila or, if no such address has been given, to an address reasonably determined by Aquila.

     Section 8.8. REMEDIES. Each of UtiliCorp and Aquila shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including


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

reasonable attorneys' fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. Each of UtiliCorp and Aquila acknowledges and agrees that the breach by a party hereto or any of its affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach, and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, shall be entitled, without proof of actual damages and without posting any bond or deposit, to specific performance and/or other injunctive relief.

     Section 8.9. WAIVERS. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

     Section 8.10. AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of Aquila and a majority of the Holders.

     Section 8.11. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

     Section 8.12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.




                                REMAINDER OF PAGE
                            INTENTIONALLY LEFT BLANK


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

     IN WITNESS WHEREOF, the parties hereto have signed this Registration Rights Agreement effective as of the date first set forth above.


                                        UTILICORP UNITED INC.

                                        ----------------------------------------
                                        Robert K. Green
                                        President and Chief Operating Officer


                                        AQUILA, INC.

                                        ----------------------------------------
                                        Keith G. Stamm
                                        Chief Executive Officer




                              SIGNATURE PAGE TO THE
                          REGISTRATION RIGHTS AGREEMENT


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